UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 3

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Design Cabinets, Inc.
(Name of small business issuer in its charter)

Nevada	2511	20-1699126
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3313 North 83rd Place
Scottsdale, Arizona 85251
(602) 679-6699
(Address and telephone number of principal executive offices)

3313 North 83rd Place
Scottsdale, Arizona 85251
(602) 679-6699
(Address of principal place of business or intended principal place of business)

Savoy Financial Group
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(703)248-1027
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
2549B Eastbluff Dr. #437
Newport Beach, CA 92660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$26,000.00	$0.10	$26,000.00	$2.09

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

New Design Cabinets, Inc.

260,000 Shares of Common Stock

New Design Cabinets, Inc. is registering an aggregate of 260,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.  Prior to this offering, there has been no public market for our common stock.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

SEE "RISK FACTORS" STARTING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0
Total	260,000	$26,000	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

New Design Cabinet, Inc., does not plan to use this offering prospectus before the effective date.

 The date of this Prospectus is August 11, 2005

2

TABLE OF CONTENTS

                                                                                                                                    PAGE

Summary Information and Risk Factors	3
Use of Proceeds	8
Determination of Offering Price	8
Selling Security Holders	8
Plan of Distribution	9
Legal Proceedings	10
Directors, Executive Officers, Promoters and Control Persons	10
Security Ownership of Certain Beneficial Owners and Management	11
Description of Securities	11
Interest of Named Experts and Counsel	12
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	12
Organization Within Last Five Years	12
Description of Business	12
Management's Discussion and Plan of Operation	15
Description of Property	18
Certain Relationships and Related Transactions	19
Market for Common Equity and Related Stockholder Matters	19
Executive Compensation	20
Financial Statements	21
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	50

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

New Design Cabinets, Inc. ("NDCI" or the "Company") was incorporated in the State of Nevada on September 29, 2004.  NDCI is a development stage company that plans to market specialty cabinets and wine racks in the Scottsdale, Arizona region.  Our main focus is to design, manufacture and install custom cabinetry and wine racks.  We plan to consult directly with customers to develop woodwork customized to complement or enhance their home's décor.  In addition to providing completely customized services, we intend to produce pre-manufactured wine racks to be sold in kit form that purchasers assemble themselves.  We do not have any customers at this time and do not have any prefabricated kits available for sale.

We are a development stage company that has not commenced our planned principal operations and has no significant assets.  Our operations to date have been devoted primarily to startup and development activities, which include the following:

1.

Formation of the Company;

2.

Obtaining capital through sales of our common stock; and

3.

Begun development of our website to be established at www.newdesigncabinets.com.

We are attempting to build NDCI to become fully operational.  In order to generate revenues, during the fiscal year 2005, we must:

1.

Establish our website:  We have developed a website at www.newdesigncabinets.com.  The site has been published to the world wide web, but we are in the process of refining and adding content to expand its functionality.  We are designing the site as a promotion tool and will be used mainly as a marketing platform to establish a brand name for our company.

2.

Develop and implement a marketing plan:  In order to promote our company and establish our brand, we believe we will be required to develop and implement a marketing plan.  Currently, we expect to design and distribute printed brochures for distribution to potential interested customers.

3.

Foster personal relationships:  We believe that forming personal relationships is a cost-effective method of establishing our brand name.  In pursuit of this, we plan to become a member of the Scottsdale Chamber of Commerce.  We also plan to utilize our sole officer and director's personal contacts among architects and contracts involved in the design and/or construction of residences.

Since our inception on September 29, 2004 to December 31, 2004, we have not generated any revenues and have incurred a net loss of $226.  It is hoped that we will begin to generate revenues within the next 12 months, of which there can be no guarantee.  We believe that the $36,000 in funds received from a unregistered sales of our common equity are sufficient to finance our efforts to become fully operational and carry us through the next at least 12 months.  However, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.

We currently have one officer and director, who also acts as our sole employee.  This individual works for us on a part-time basis.

As of the date of this Prospectus, NDCI has 10,260,000 shares of $0.001 par value common stock issued and outstanding.

NDCI's administrative office is located at 3313 North 83rd Place, Scottsdale, Arizona 85251, telephone (602) 679-6699.

NDCI's fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  We are offering no shares.  The selling stockholders are offering 260,000 shares, or 2.53%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The offering price of $0.10 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to New Design Cabinets, Inc.

New Design Cabinets, Inc.'s Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

New Design Cabinets, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of NDCI.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.


Balance Sheets Data

June 30,
2005
Assets
Cash and equivalents	$26,449
Total current assets	26,449
$26,449

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$-
Total current liabilities	$-

Stockholders' equity:
Common stock	10,260
Additional paid-in capital	25,740
(Deficit) accumulated during development stage	(9,551)
26,449
$26,449



Statements of Operations Data

	Six months	Three months	September 29, 2004
	Ended	Ended	(Inception) to
	June 30, 2005	June 30, 2005	June 30, 2005

Revenues	$-	$-	$-
Cost of sales	-	-	-

Gross profit (loss)	-	-	-

Operating expenses:
Professional fees	8,279	4,612	8,380
General and administrative expenses	1,046	284	1,171
Total operating expenses	9,325	4,896	9,551

Net loss	$(9,325)	$(4,896)	$(9,551)

Weighted average common shares outstanding	10,128,619	10,260,000

Net loss per common shares outstanding	$(0.00)	$(0.00)


Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF NDCI FAILS TO COMMENCE ITS PLANNED OPERATIONS.

New Design Cabinets, Inc. was formed in September 2004.  NDCI has no demonstrable operations record, on which you can evaluate the business and its prospects.  NDCI's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  NDCI cannot guarantee that it will be successful in accomplishing its objectives.  To date, we have not generated any revenues and may incur losses in the foreseeable future.  If we fail to implement and create a base of operations for our cabinetry and wine rack manufacturing business, we may be forced out of business, in which case investors may lose their entire investment.

OUR SOLE OFFICER AND DIRECTOR WORKS FOR US ON A PART-TIME BASIS AND HAS NO EXPERIENCE IN MANAGING A PUBLIC COMPANY.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Kenneth Laurent, our sole officer, director and employee.  Mr. Laurent has no experience related to public company management or as a principal accounting or principal financial officer and works for us only on a part-time basis.  Because of this, Mr. Laurent may be unable to develop our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources.  To date, we have not generated cash from our operations.  Unless we begin to generate sufficient revenues from our proposed woodworking business to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

New Design Cabinets, Inc. has yet to commence its planned operations.  As of the date of this Prospectus, NDCI has had only limited start-up operations and generated no revenues.  Taking these facts into account, the independent auditors of NDCI have expressed substantial doubt about NDCI's ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  If NDCI's business fails, the investors in this offering may face a complete loss of their investment.

PROLONGED ECONOMIC DOWNTURNS COULD DECREASE DEMAND FOR OUR PRODUCTS, WHICH COULD FORCE US OUR OF BUSINESS.

Custom cabinetry is a luxury product that isn't a necessity in most homes.  Thus, we are subject to seasonal or cyclical downturns that will be unable to control.  In an economic downturn, less people would be installing and/or upgrading wine cellars and cabinetry.  Consequently, in such a downturn, the demand for our products is likely to suffer.  As a result, we may not generate sufficient revenues to continue operations.

CHANGES IN CONSUMER PREFERENCES COULD REDUCE DEMAND FOR OUR PRODUCTS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for the specialty cabinets and wine racks we intend to manufacture.  Decisions about our focus and the specific products we plan to offer are often made in advance of customers contacting us.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products and lower profit margins.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES NDCI MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

New Design Cabinets, Inc. is entering a competitive market with relatively low barriers to entry.  There are numerous companies in the business of producing custom or pre-fabricated cabinetry, ranging from multi-national entities to firms serving a limited geographical region, which are difficult to identify.  On a broad scope, Kraftmaid and Thomasville are two significant competitors, whose products are available nationwide.

Generally, NDCI's actual and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources and greater name recognition.  Therefore, these competitors have a significantly greater ability to attract customers.  In addition, many of these competitors may be able to devote greater resources than NDCI to the development, promotion and sale of their products.  There can be no assurance that NDCI's current or potential competitors will not develop products comparable or superior to those to be offered by us.  Increased competition could result in price reductions, reduced margins or loss of market share, any of which would materially and adversely affect NDCI's business, results of operation and financial condition.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OF NDCI CONTROL THE MAJORITY OF OUTSTANDING STOCK IN NDCI.

The sole director and executive officer beneficially owns approximately 97.5% of the outstanding common stock.  As a result, this one stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.

CONFLICTS OF INTEREST FACED BY THE SOLE OFFICER AND DIRECTOR MAY JEOPARDIZE THE BUSINESS CONTINUITY OF NDCI.

Mr. Laurent may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, this individual may face a conflict in selecting between NDCI and his other business interests.  NDCI has not formulated a policy for the resolution of such conflicts.

WE ARE DEPENDENT UPON OUR SOLE OFFICER AND DIRECTOR, THE LOSS OF WHOM MAY FORCE US OUT OF BUSINESS.

The operations of New Design Cabinets, Inc. depend substantially on the skills and experience of Kenneth P. Laurent.  Without employment contracts, NDCI may lose Mr. Laurent to other pursuits without sufficient warning and, consequently, go out of business.

PROLONGED ECONOMIC DOWNTURNS COULD DECREASE DEMAND FOR OUR PROPOSED PRODUCTS, WHICH COULD FORCE US OUT OF BUSINESS.

Custom cabinetry is a luxury product that isn't a necessity in most homes.  Thus, we are subject to seasonal or cyclical downturns that we will be unable to control.  In an economic downturn, less people would be installing and/or upgrading wine cellars and cabinetry.  Consequently, in such a downturn, the demand for our proposed products is likely to suffer.  As a result, we may not generate sufficient revenues to continue operations.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for the specialty cabinets and wine racks we intend to manufacture.  Decisions about our focus and the specific products we plan to offer will often be made in advance of customers contacting us.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR  BUSINESS MODEL.

New Design Cabinets, Inc. is entering a competitive market with relatively low barriers to entry.  There are numerous companies in the business of producing custom or pre-fabricated cabinetry, ranging from multi-national entities to firms serving a limited geographical region, which are difficult to identify.  On a broad scope, Kraftmaid and Thomasville are two significant competitors, whose products are available nationwide.

Generally, NDCI's actual and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources and greater name recognition.  Therefore, these competitors have a significantly greater ability to attract customers.  In addition, many of these competitors may be able to devote greater resources than NDCI to the development, promotion and sale of their products.  There can be no assurance that NDCI's current or potential competitors will not develop products comparable or superior to those to be offered by us.  Increased competition could result in price reductions, reduced margins or loss of market share, any of which would materially and adversely affect NDCI's business, results of operation and financial condition.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  NDCI cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of NDCI's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond NDCI's control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of NDCI's stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE NDCI STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of New Design Cabinets, Inc. and those preceded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect NDCI's future results and could cause those results to differ materially from those expressed in such forward-looking statements.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, New Design Cabinets, Inc. used the price of $0.10 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

Bradley Edwards	10,000	10,000	0	0.00%
Jacqueline Edwards	10,000	10,000	0	0.00%
Anthony Hart	10,000	10,000	0	0.00%
John Adair	10,000	10,000	0	0.00%
Cynthia Adair	10,000	10,000	0	0.00%
Ronald Shay	10,000	10,000	0	0.00%
Julie Shay	10,000	10,000	0	0.00%
Lee Steingart	10,000	10,000	0	0.00%
John Steingart	10,000	10,000	0	0.00%
Frederick Lawrence	10,000	10,000	0	0.00%
Angela Lawrence	10,000	10,000	0	0.00%
Anthony Leslie	10,000	10,000	0	0.00%
Sharon Leslie	10,000	10,000	0	0.00%
Kimberly Bucher	10,000	10,000	0	0.00%
Carol Beck	20,000	20,000	0	0.00%
Joe Strong	10,000	10,000	0	0.00%
Carol Strong	10,000	10,000	0	0.00%
Paul Cozza	10,000	10,000	0	0.00%
Jill Cozza	10,000	10,000	0	0.00%
Jenice Hester	20,000	20,000	0	0.00%
Robert and Elizabeth Maynard JTWROS	20,000	20,000	0	0.00%
John Dempsey	20,000	20,000	0	0.00%
Jennifer Dempsey	20,000	20,000	0	0.00%

Total (23 persons)	260,000	260,000	0	0.00%

None of the selling stockholders has been affiliated with New Design Cabinets, Inc. in any capacity in the past three years.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Footnotes:

(1)  Assumes the offering of all 260,000 offered in this prospectus.

Plan of Distribution

 There is no public market for our common stock.   Our common stock is currently held amongst a small community of shareholders.   Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.   To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.   We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.   We are unable to estimate when we expect to undertake this endeavor.   In the absence of being listed, no market is available for investors in our common stock to sell their shares.   We cannot guarantee that a meaningful trading market will develop.   NDCI cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of NDCI's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond NDCI's control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.

In the over-the-counter market;

2.

On any exchange on which the shares may hereafter be listed;

3.

In negotiated transactions other than on such exchanges;

4.

By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.

In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the selling stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Legal Proceedings

No director, officer, significant employee or consultant of New Design Cabinets, Inc. has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee or consultant of NDCI has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of NDCI has been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against NDCI.

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers, Promoters and Control Persons

New Design Cabinets, Inc.'s sole director was elected by the stockholders to a term of one (1) year and serves until his successor is elected and qualified.  The sole officer was appointed by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office.  The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the sole executive officer and director of NDCI as of the date of this Prospectus:

Name and Address	Age	Position
Kenneth P. Laurent	71	President and CEO

Mr. Laurent has held his offices/positions since September 2004 and is expected to continue to hold his offices/positions until the next annual meeting of NDCI's stockholders.  At the date of this prospectus, NDCI is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Kenneth P. Laurent, President:  Mr. Laurent gained his 22 years of wood working experience at Wisconsin Door and Architectural Paneling, where he held positions in the lab and scheduling departments, served as a sub-foreman in the architectural paneling department, and as a supervisor in the fireproof door department.  He received his General Contractors license in Arizona in 1984.  The work experience Mr. Laurent has attained includes 14 years between the years 1989 to 2003 working on home remodeling and custom cabinet design and building projects for architects Eddie Jones and Will Bruder in the Phoenix metropolitan area.  Since 2003, Mr. Laurent has been an independent contractor designing and building wine rack kits, custom wine racking and storage systems, including wine cellars, and custom kitchen cabinetry.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of New Design Cabinets, Inc.'s common stock by all persons known by NDCI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to NDCI's knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Kenneth P. Laurent, President and CEO	10,000,000	97.5%	97.5%

	All Directors and Officers as a group (1 person)	10,000,000	97.5%	97.5%

Notes:

    1.    The address for Kenneth P. Laurent is 3313 North 83rd Place, Scottsdale, Arizona 85251.

    2.    As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

    3.    Assumes the sale of the maximum amount of this offering (260,000 shares of common stock) by the selling shareholders.

Description of Securities

New Design Cabinets, Inc.'s authorized capital stock consists of 100,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of NDCI's common stock:

o

have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by NDCI's Board of Directors;

o

are entitled to share ratably in all of NDCI's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of NDCI's affairs;

o

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

o

are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of New Design Cabinets, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of NDCI's directors.

Cash Dividends

As of the date of this Prospectus, New Design Cabinets, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of NDCI's board of directors and will depend upon NDCI's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of NDCI not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in NDCI's business operations.

Interest of Named Experts and Counsel

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Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Wendy E. Miller, Esq., Newport Beach, California, who holds no interest in our common stock.

Experts

Bagell Josephs & Company, L.L.C., independent registered public accounting firm, have audited our financial statements at December 31, 2004, and have prepared condensed unaudited financial statements at June 30, 2005, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Bagell Joseph & Company, L.L.C.'s report, given on their authority as experts in accounting and auditing.

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Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

New Design Cabinets, Inc.'s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

New Design Cabinets, Inc. was incorporated in Nevada on September 29, 2004.

Please see "Recent Sales of Unregistered Securities" on page 33 for our capitalization history.

Description of Business

Business Development and Summary

New Design Cabinets, Inc. was incorporated in the State of Nevada on September 29, 2004.  NDCI, a development stage company, plans to design, manufacture or procure, sell and install specialty cabinets and wine racks.  The primary market for NDCI's services will be Scottsdale, Arizona, because our headquarters is located in that State.

NDCI has yet to commence planned operations.  As of the date of this Prospectus, NDCI has had only limited start-up operations and has not generated any revenues.

NDCI has no intention to engage in a merger or acquisition with an unidentified company.

NDCI's administrative office is located at 3313 North 83rd Place, Scottsdale, Arizona 85251.

NDCI's fiscal year end is December 31.

Business of Issuer

Principal Products and Principal Markets

New Design Cabinets, Inc. intends to market specialty cabinets and wine racks.  Wine racks and custom cabinetry are aesthetic pieces of furniture that complement or enhance a home's decor.  Potential customers will be able to consult with us throughout the entire development process, from conception and layout to the selection of materials, to create fully-customized designs.  We expect to have sample plans and designs to assist customers in making decisions.  We intend to design, manufacture and install custom cabinetry and wine racks for discriminating home owners in and around the Scottsdale, Arizona region.  We currently have no plans to expand our proposed custom woodworking services beyond this geographic area.

In addition to providing custom woodwork, we plan to offer a limited selection of pre-manufactured wine rack "kits."  These kits will vary in the number of bottles the rack will hold and the type of wood used in its construction.  We will attempt to sell these kits via our Internet site and will ship them in boxed sets requiring simple assembly by the consumer.  The installation and assembly of these pre-fabricated racks will be the responsibility of the purchaser.  Our wine racks can be used as a stand-alone single wine rack, or as part of a full wine cellar design.

We utilize the facilities provided to us without charge by Kenneth P. Laurent, our sole officer and director.  These facilities include the use of tools and workspace that we believe are adequate for our operations.  We are in the process of designing and evaluating various prototype kits.  We have not designated any particular design to bring to market and, thus, currently do not have any prefabricated kits available for sale.

Distribution Methods of the Products

Our sales strategy will be based on the following elements:

o

Develop a website

Using the Internet for marketing and sales is an important component of our growth strategy.  We have developed a website at www.newdesigncabinets.com to offer information about our company and the products we plan to produce.  We are currently in the process of refining and adding content to the site.  The site will contain pictures of custom woodwork designed and manufactured by our sole officer and director, Mr. Kenneth Laurent.  For web users interested in our custom products, our site contains a contact form that potential customers can complete to receive more information from us or to communicate with us.  In addition, the site will feature the pre-fabricated wine racks we plan to sell.  We will attempt to sell these pre-manufactured racks via the Internet site and will ship them in boxed sets requiring simple assembly by the consumer.  We estimate that our efforts to refine and add content to our site will be an ongoing process over the next at least 12 months.

o

Establish a sales and marketing plan

Within the next six to nine months, we will seek to develop and institute a plan to market our company and products.  Using the Internet for marketing and sales is the first component of our strategy, which we have already begun to develop.

We believe personal relationships can cultivate business sales.  As a result, we will seek to join the local Chamber of Commerce.  We believe this will provide us with networking opportunities and market exposure to the business community and, resultantly, higher-income individuals.

We also plan to utilize our sole officer and director's personal contacts with architects and contractors who are involved with the design and/or construction of luxury homes.  It is anticipated that these architects and contractors will act as referral sources for our business.

Our management also expects to create print brochures to assist in our marketing efforts.  These brochures will feature woodwork created by our sole officer and director and will be intended for distribution to potential customers.

We currently have no marketing or sales initiatives or arrangements in development or effect other than our web site.

Industry background and competition

We are a small, start-up company that has not generated any revenues and lacks a customer base.  Significantly all of our competitors have longer operating histories and established relationships with architects and contractors, as well have greater financial, management, manufacturing, sales, marketing and other resources than we do.  There are two main types of cabinet suppliers in the industry with which we will compete for customers:

1.

Manufacturers of prefabricated kits.  Prefabricated kits are typically made in mass quantities and of lower- to mid-quality materials, targeted at mainstream consumers and sold by mass-market merchandisers.  These modular designs are available in a limited range of styles and finishes.  No additional customization is available from the manufacturer.  In most instances, customers are required to plan the entire project themselves, including measurement, design and installation.  Items are purchased in a nearly complete form and are usually assembled and installed by the customer, although the reseller may offer such services for an additional charge.  This group includes companies such as Kraftmaid and Thomasville, who sell their products at resellers such as Home Depot or Lowe's.

2.

Custom woodworkers.  These suppliers provide custom cabinetry and have full, in-house fabrication facilities.  Most custom shops are able to provide customers with a vast selection of material, style and finish choices through the mid- to high-price points for high-end customers.  Custom contractors tend to provide customers with significant consultation and assistance in the design and installation of the cabinetry units.  Products that are custom made are typically of very high workmanship, although price is correspondingly high.  This group is highly fragmented with many small local or regional shops.

The custom cabinet and wine rack industry is highly competitive and fragmented, with minimal barriers to entry.  Competitors range from multi-national entities to firms serving a limited geographical region.  In the Scottsdale, Arizona metropolitan area, there are approximately 181 entities selling some form of custom or pre-manufactured cabinetry and wine racks.  Additionally, competition is based primarily on price, reputation, quality, reliability and financial strength of the contractor.  Most people mistakenly think that the size of the cabinet maker's company and the choice of brand name products will make for the best results.  However, it is the intricacy of design and a company's craftsmanship that have the greatest impact on the quality and value of the customer's investment.  Despite the volume of competition, our management believes that most competitors offer little in the area of customized designs.  As a result, our focus will be to carve out a niche serving that particular market.  We cannot assure you that we will be successful in doing so.

Despite the volume of competition, our management believes that most competitors offer little in the area of customized designs.  As a result, our focus will be to carve out a niche serving that particular market.  We plan to utilize our sole officer and director's personal contacts with architects and contractors who are involved with the design and/or construction of luxury homes.  It is anticipated that these architects and contractors will act as referral sources for our business.  However, we have not approached anyone with the goal of obtaining referrals and we cannot assure you that we will be successful in doing so.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We plan to obtain materials to be used in the manufacture of our cabinets and wine racks from lumber wholesalers and dealers in the Phoenix-Scottsdale region of Arizona.  Although we have identified such suppliers, we have not begun to purchase any materials, to date.

Need for Government Approval

We are not aware of the need to obtain governmental approval for any aspect of our operations.

Effect of existing or probable government regulations

New Design Cabinets, Inc. is not aware of any existing or probable government regulations that would have a material effect on our business.

Number of total employees and number of full time employees

New Design Cabinets, Inc. is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of our sole officer and director to set up our business operations.  Currently, Kenneth P. Laurent, our President and CEO, is the only employee of the company and he is involved in NDCI business on a part-time basis and expects to devote a minimum of 20 hours per week to our operations.  Mr. Laurent is prepared to dedicate additional time, as needed.  His responsibilities include administrative duties, as well as the design and building of all cabinetry and wine racks.

At this time, there are no other full- or part-time employees.  We do not expect to hire any additional employees over the next 12 months.  In the event our operations necessitate the addition of skilled craftsmen, we plan to contract individuals on a per-project basis.  Additionally, we may decide to contract a sales agent to assist us in executing and marketing our business in the next 12 to 24 months.  Any skilled worker or sale agent we hire will be paid on a contractual basis, will work with us part-time and will not be considered a salaried employee.

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Reports to Security Holders

1.

After this offering, NDCI will furnish its shareholders with audited annual financial reports certified by NDCI's independent accountants.

2.

After this offering, NDCI will file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials NDCI files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

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Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

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Management 's Discussion and Plan of Operation

New Design Cabinets, Inc. was incorporated in the State of Nevada on September 29, 2004.  Our business objective is to market custom cabinets and prefabricated wine racks.  Potential customers for custom woodwork will be able to consult with us throughout the entire development process, from conception and design to choosing specific building materials.  We also plan to offer a limited selection of pre-manufactured wine rack "kits." These kits will vary in the number of bottles the rack will hold and the type of wood used in its construction.  We will attempt to sell these kits via our Internet site and will ship them in boxed sets requiring simple assembly by the consumer.

NDCI is a startup and has not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development-related expenses have been or will be paid to affiliates of NDCI.

During the three month period ended June 30, 2005, we did not generate any revenues, and incurred a net loss of $4,896.  In the six months ended June 30, 2005, our net loss totaled $9,325.  From our inception to June 30, 2005, we generated no revenues, while experiencing an aggregate net loss of $9,551.  The cumulative net loss was attributable solely to professional fees and general and administrative expenses related to the costs of start-up operations.

Since our incorporation, we have raised capital through private sales of our common equity.  In October 2004, we issued 10,000,000 shares of our common stock to Kenneth P. Laurent, the sole officer and director, in exchange for cash in the amount of $10,000.  Additionally, in January 2005, we sold an aggregate of 260,000 shares of our common stock to 23 unrelated third parties for cash proceeds of $26,000.  We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months.

The table below sets forth the anticipated use of the private placement funds:

	Estimated	Estimated
	Amount	Completion

Computer hardware and software	$3,000	Ongoing
Website development and maintenance	$5,000	Ongoing
Accounting and legal fees	$2,000	Ongoing
Marketing activities	$2,000	Third Quarter 2005
Product design, development and manufacture	$3,000	Use as needed
SEC reporting expenses	$4,500	Use as needed
General working capital	$3,990	Use as needed
Offering expenses	$2,510	Use as needed

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Our management believes that establishing our brand name is imperative to our ability to continue as a going concern.  Establishing our presence on the Internet is critical to reaching a broad consumer base.  We have developed a website at www.newdesigncabinets.com to offer information about our company and the products we plan to produce.  For web users interested in our custom products, our site contains a contact form that potential customers can complete to receive more information from us or to communicate with us.  We are currently in the process of refining and adding content to the site.  The site will contain pictures of custom woodwork designed and manufactured by our sole officer and director, Mr. Kenneth Laurent.  In addition, the site will feature the pre-fabricated wine racks we plan to sell.  The $5,000 allocated to the development and maintenance of our website at www.newdesigncabinets.com is expected to be sufficient for the next 12 months. The site is operational, although we expect to continuously upgrade and refine it as we deem feasible and as our funds permit.  The site has been initially designed to promote our company and will be used mainly as a marketing platform.

Using the Internet for marketing and sales is the first component of our strategy.  Another facet of our marketing activities includes the creation of print brochures to provide to prospective clients.  These brochures will feature woodwork created by our sole officer and director and will be intended for distribution to potential customers. We expect to commence production of marketing materials in the third quarter of 2005.  We also plan to utilize our sole officer and director's personal contacts with architects and contractors who are involved with the design and/or construction of luxury homes.  It is anticipated that these architects and contractors will act as referral sources for our business.  We have allocated $2,000 of the proceeds raised in the private placement to finance our marketing activities.  We currently have no marketing or sales initiatives or arrangements in development or effect other than our web site.

In pursuit of the design, development and manufacture of our products, we plan to allot $3,000.  This amount of funds is intended to finance the design of cabinets and wine racks and the purchase of materials to develop prototype and finished products.  We utilize the facilities provided to us with out charge by Kenneth P. Laurent, our sole officer and director.  These facilities include the use of tools and workspace that we believe are adequate for our operations.  We are in the process of designing and evaluating various prototype kits.  We have not designated any particular design to bring to market and, thus, currently do not have any prefabricated kits available for sale.

We expect to incur approximately $4,500 in expenses related to being a public reporting company.  Although, our sole officer and director has no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

We have budgeted $3,990 as general working capital for non-specific uses.  We believe that these funds will allows us to cover costs that are as yet unforeseen and to take advantage of opportunities that may arise in the course of our business.

Our sole officer and director believes that our cash on hand as of June 30, 2005 in the amount of $26,449 is sufficient to maintain our current level of operations for the next approximately 12 months.  However, generating sales in the next 12 months is imperative for us to continue as a going concern.  We believe that we will be required to generate a minimum of approximately $18,000 in revenues over the next 12 months in order for us to support ongoing operations.  If we do not generate sufficient revenues to meet our expenses over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

In order to begin generating revenues, we must develop the products we intend to sell.  NDCI intends to focus its efforts on developing and marketing the following two product lines:

1.

Prefabricated wine rack kits - We plan to produce a number of pre-manufactured wine racks that will be sold to customers in a kit format they assemble themselves.  These modular designs will be available in a variety of sizes and materials.  These wine racks can be used alone or can be aggregated to be used in a full wine cellar.

We plan to obtain materials to be used in the manufacture of our wine racks from lumber wholesalers and dealers in the Phoenix metropolitan area of Arizona.  Although we have identified such suppliers, we have not entered into any long-term purchase agreements and have no commitments to purchase materials from any supplier.  Our target cost of materials is approximately $15-25 per wine rack kit, inclusive of manufacturing costs.  However, the actual cost for materials may fluctuate significantly and could depend on the type of wood used and the actual lumber cost.  If our projected cost of materials significantly exceeds our expectations, our resultant anticipated operating margin may be too low to support ongoing operations.

The anticipated sales price for prefabricated wine rack kits will be approximately $45-75 each.  No market research has been undertaken to arrive at this estimate; it is based solely upon our sole officer and director's observations in retail stores and expectations of our company's requirements.  If our target price is too high, consumers will not purchase our proposed wine rack kits.

We currently do not have any prefabricated kits available for sale.  We are in the process of designing and evaluating prototype kits, none of which have been deemed suitable for production due to prohibitive projected manufacturing costs and substandard functionality.  As a result, we have not designated any particular design to bring to market and currently do not have any prefabricated kits available for sale.  We expect to refine our prototype designs and begin producing kits within the next five to eight months of operations.

2.

Custom woodwork - We plan to design, manufacture and install custom cabinetry and wine racks.  Our sole officer and director will provide customers with significant consultation and assistance, ranging from proposed layout to materials used.  We intend to have sample plans and designs to assist customers in making their decisions.  All cabinetry will be customized to accommodate a customer's wants, needs and budget.

We intend to charge a minimum of $75 per hour for custom cabinetry consultation and labor.  Although we did not conduct any market research to arrive at this hourly rate, our sole officer and director has personal experience as an independent contractor billing these fees to customers.  He believes that this rate is competitively priced according to the market for custom woodwork.  Once we are contacted for a project, it is standard industry practice to provide an estimated bid for the total amount of labor cost, which will be subjectively based upon our sole officer and director's expected amount of time to be spent on a particular job.  If the actual cost is above the estimate provided, our clients may refuse to pay the overage, and we may be unable to collect the actual amount due.

Clients will be solely responsible for the actual costs of the materials and supplies used in manufacture and/or assembly.  Therefore, production costs will depend considerably upon the materials to be used, which will typically be chosen by the client.  The actual cost for supplies may fluctuate significantly and could depend on the type of materials used and the actual cost for those materials.

We plan to obtain materials to be used in the manufacture of custom cabinetry from wholesalers and dealers in the Phoenix metropolitan area of Arizona.  Although we have identified such suppliers, we have not entered into any long-term purchase agreements, have no commitments to purchase materials from any supplier and have not purchased any materials because we do not have any customers at this time.  We believe we will retain clients for our custom cabinets within the next five to eight months.

We do not have any clients for our custom woodworking services.  To date, we have devoted significantly all of our efforts on designing and evaluating prototype prefabricated wine racks and have not yet designed or implemented a marketing and advertising plan to attract customers.  Once we begin to initiate production of the wine racks, our sole officer and director plans to devote greater attention to marketing our custom cabinetry services.

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Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our sole officer and director appear sufficient at this time.  Our sole officer and director works for us on a part-time basis, and is prepared to devote additional time, as necessary.  We do not expect to hire any additional employees over the next 12 months.  In the event our operations necessitate the addition of skilled craftsmen, we plan to contract individuals on a per-project basis.  Additionally, we may decide to contract a sales agent to assist us in executing and marketing our business in the next 12 to 24 months.  Any skilled worker or sale agent we hire will be paid on a contractual basis, will work with us part-time and will not be considered a salaried employee.

Our management does not expect to incur research and development costs.

NDCI does not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director.   Additionally, we believe that this fact shall not materially change.

Mr. Laurent, our sole officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company.  Mr. Laurent believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders.  Thus, Mr. Laurent raised capital in the private placement offering completed in November 2004 with the intention of NDCI becoming a public reporting company.  Our private investors held no influence on the decision to become a public company.

In addition, Mr. Laurent believes that a benefit of being a public company is the access to capital markets.  We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

Description of Property

NDCI's uses office space at 3313 North 83rd Place, Scottsdale, Arizona 85251.  Mr. Kenneth P. Laurent, the sole director and a shareholder, is providing the office space at no charge to NDCI.  We believe that this arrangement is suitable given that our current operations are primarily administrative.  We also believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In October 2004, NDCI issued 10,000,000 shares of $0.001 par value common stock to Kenneth P. Laurent, the sole officer and director, in exchange for cash in the amount of $10,000.

NDCI uses office space and services provided without charge by Kenneth P. Laurent, the sole director and a shareholder.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this Prospectus, there is no public market in NDCI's common stock.

As of the date of this Prospectus,

*    There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of NDCI.

*    10,260,000 shares of common stock of NDCI are currently restricted from resale pursuant to Rule 144 under the Securities Act.  Of that amount, we are currently registering 260,000 shares on behalf of the Selling Shareholders for resale.

*    In the future, all 10,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

*    Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, NDCI has approximately 10,260,000 shares of $0.001 par value common stock issued and outstanding held by 24 shareholders of record.  NDCI's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

NDCI has never declared or paid any cash dividends on its common stock.  For the foreseeable future, NDCI intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including NDCI's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Kenneth P. Laurent	2005	-	-	-	-	-	-	-
President	2004	-	-	-	-	-	-	-

There are no existing or planned option/SAR grants.

NDCI does not have an employment agreement with Kenneth P. Laurent, our sole officer and director.

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Financial Statements

a)    Audited Financial Statements for the Year Ended December 31, 2004

b)    Condensed Financial Statements at June 30, 2005

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NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2004

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Page(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Balance Sheet at December 31, 2004	2

Statements of Operations for the period September 29, 2004
(Inception) through December 31, 2004 with Cumulative
Totals Since Inception	3

Statements of Changes in Stockholders' Equity
for the Period September 29, 2004 (Inception) through
December 31, 2004	4

Statements of Cash Flows for the Period September 29, 2004
(Inception) through December 31, 2004 with Cumulative
Totals Since Inception	5

Notes to the Financial Statements	6-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

New Design Cabinets, Inc.

Scottsdale, Arizona

We have audited the accompanying balance sheet of New Design Cabinets, Inc. ( a development stage company) as of December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period September 29, 2004 (Inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has just begun operations, and is currently developing their business. They have incurred losses in their initial months of operations, and will be looking to raise capital over the next year to assist in funding their operations. These factors raise substantial doubt about its ability to continue as a going concern.  Management's operating and financing plans in regards to these matters are also discussed in Note 4.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Design Cabinets, Inc. ( a development stage company) as of December 31, 2004, and the results of its operations, changes in stockholders' equity and cash flows for the period September 29, 2004 (Inception) through December 31, 2004 then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.

Gibbsboro, New Jersey

March 23, 2005

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2004

ASSET

Current Asset:
Cash and cash equivalents	$ 9,774

Total Current Asset	9,774

TOTAL ASSET	$ 9,774

LIABILITY AND STOCKHOLDERS' EQUITY

LIABILITY:
Current Liability:
Accounts payable	$ -

Total Current Liability	-

Total Liability	-

STOCKHOLDERS' EQUITY
Common stock, $.001 Par Value; 100,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Deficit accumulated during the development stage	(226)

Total Stockholders' Equity	9,774

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 9,774

The accompanying notes are an integral part of the financial statements.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD

SEPTEMBER 29, 2004 (INCEPTION) TO DECEMBER 31 2004

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		Cumulative Totals
		September 29, 2004 through
	2004	December 31, 2004

OPERATING REVENUES	$-	$-
Sales

COST OF SALES	-	-

GROSS PROFIT (LOSS)	-	-

OPERATING EXPENSES
Professional fees	101	101
General and administrative expenses	125	125
Total Operating Expenses	226	226

NET LOSS	$(226)	$(226)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING	10,000,000

NET LOSS PER COMMON SHARES OUTSTANDING	$(0.0000)

The accompanying notes are an integral part of the financial statements.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKFOLDERS' EQUITY

FOR THE PERIOD SEPTEMBER 29, 2004 (INCEPTION)

THROUGH DECEMBER 31, 2004

				Deficit
				Accumulated
				During the
	Common Stock		Additional	Development
Description	Shares	Amount	Paid-In Capital	Stage	Total

Balance, September 29, 2004	-	$ -	$ -	$ -	$ -

Issuance of shares for cash	10,000,000	10,000	-	-	10,000

Net loss for the period September 29, 2004
through December 31, 2004	-	-	-	(226)	(226)

Balance, December 31, 2004	10,000,000	$ 10,000	$ -	$ (226)	$ 9,774

The accompanying notes are an integral part of the financial statements.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 29, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		Cumulative Totals
		September 29, 2004 through
	2004	December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(226)	$(226)
Adjustments to reconcile net loss to net cash
used in operating activities

Total adjustments	-	-

Net cash (used in) operating activities	(226)	(226)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	10,000	10,000

Net cash provided by financing activities	10,000	10,000

NET INCREASE IN
CASH AND CASH EQUIVALENTS	9,774	9,774

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$9,774	$9,774

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the period for interest	$-	$-

The accompanying notes are an integral part of the financial statements.

NEW DESIGN CABINETS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1  -      NATURE OF BUSINESS

New Design Cabinets, Inc. (the "Company") is a manufacturer and marketer of custom cabinets and wine racks.  The Company plans to design, manufacture and market a full range of quality wine racks and custom cabinets in virtually any style.

NOTE 2  -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                        Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises".  The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

NEW DESIGN CABINETS, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2004

NOTE 2  -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

   Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

   Fair Value of Financial Instruments

The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of December 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

Advertising Costs

Advertising and promotions costs are expensed as incurred.  The Company has not incurred such expenses since inception.

NEW DESIGN CABINETS, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31 2004

NOTE 3  -      STOCKHOLDERS' EQUITY

On September 29, 2004, the Company was formed with one class of common stock, par value $.001. The Company authorized 100,000,000 shares of common stock.

On October 13, 2004, the Company issued 10,000,000 shares of stock to its officer for cash of $10,000.

NOTE 4  -      GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the period September 29, 2004 (Inception) through December 31, 2004. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5  -      PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

NEW DESIGN CABINETS, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2004

NOTE 5  -      PROVISION FOR INCOME TAXES (CONTINUED)

At December 31, 2004, deferred tax assets consist of the following:

Deferred tax assets                                  $90

Less:  valuation allowance

                            (90)

                                                         $        -0-

At December 31, 2004, the Company had accumulated deficits during the development stage of $226 available to offset future taxable income through 2021. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

Financial Statements:

Condensed Balance Sheet (Unaudited)

Condensed Statements of Operations for the Six and Three Months Ended
June 30, 2005 with Cumulative Totals Since Inception (Unaudited)

Condensed Statements of Cash Flow for Six Months Ended
June 30, 2005 with Cumulative Totals Since Inception (Unaudited)

Notes to Condensed Financial Statements (Unaudited)

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEET (UNAUDITED)

JUNE 30, 2005

ASSET

Current Asset:
Cash and cash equivalents	$ 26,449

Total Current Asset	26,449

TOTAL ASSET	$ 26,449

LIABILITY AND STOCKHOLDERS' EQUITY

LIABILITY:
Current Liability:
Accounts payable	$ -

Total Current Liability	-

Total Liability	-

STOCKHOLDERS' EQUITY
Common stock, $.001 Par Value; 100,000,000 shares authorized;
10,260,000 shares issued and outstanding	10,260
Additional paid-in capital	25,740
Deficit accumulated during the development stage	(9,551)

Total Stockholders' Equity	26,449

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 26,449

The accompanying notes are an integral part of these condensed financial statements.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	For the six	For the three	Cumulative totals
	months ended	months ended	September 29, 2004 (inception) through
	June 30, 2005	June 30, 2005	June 30, 2005
OPERATING REVENUES
Sales	$-	$-	$-

COST OF SALES	-	-	-

GROSS PROFIT (LOSS)	-	-	-

OPERATING EXPENSES
Professional fees	8,279	4,612	8,380
General and administrative expenses	1,046	284	1,171
Total Operating Expenses	9,325	4,896	9,551

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(9,325)	(4,896)	(9,551)
Provision for income taxes	-	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(9,325)	$(4,896)	$(9,551)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	10,128,619	10,260,000

NET LOSS PER COMMON SHARES OUTSTANDING	$(0.00)	$(0.00)

The accompanying notes are an integral part of these condensed financial statements.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	For the six	Cumulative Totals
	months ended	September 29, 2004 (Inception)
	June 30, 2005	through June 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(9,325)	$(9,551)
Adjustments to reconcile net loss to net cash
used in operating activities

Changes in assets and liabilities

Total adjustments	-	-

Net cash (used in) operating activities	(9,325)	(9,551)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	26,000	36,000

Net cash provided by financing activities	26,000	36,000

NET INCREASE IN
CASH AND CASH EQUIVALENTS	16,675	26,449

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	9,774	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$26,449	$26,449

SUPPLEMENTAL CASH FLOW INFORMATION
During the period, cash was paid for the following:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of theses condensed financial statements.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NOTE 1  -      ORGANIZATION AND BASIS OF PRESENTATION

The condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  The condensed financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual statements and notes.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these condensed financial statements be read in conjunction with the December 31, 2004 audited financial statements and accompanying notes thereto.  While management believes the procedures followed in preparing these condensed financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed financial statements reflect all adjustments, including normal recurring adjustments, which in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

New Design Cabinets, Inc. (the "Company") is a manufacturer and marketer of custom cabinets and wine racks.  The Company plans to design, manufacture and market a full range of quality wine racks and custom cabinets in virtually any style.  The Company believes that its future customers will be its most important asset, followed by the products the Company intends to manufacture.  All of the items to be built by the Company will be unconditionally guaranteed to deliver quality and satisfaction.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NOTE 1  -      ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

The home furnishing industry is highly competitive and includes a large number of domestic and foreign manufacturers.  Competition is generally based on product quality, price, and service.  The Company founders have extensive experience in the cabinet industry and have seen a need for a wine rack and custom cabinet line with a broad selection of design choices and high-end finishes. The level of skill and craftsmanship put into each product in the line is a source of pride for the founders of the Company.  The wine rack designs will be exceptionally flexible; able to store wine bottles in nearly any space in the home. The consumer will be able to combine and mix from the available styles and products to create their own unique cabinet/wine rack system.  The custom cabinets will offer the ultimate blend of quality, cost, and craftsmanship. The Company will offer a large selection of styles available for all products in the line.

NOTE 2  -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                        Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

                        Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NOTE 2  -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONTINUED)

            Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

            Fair Value of Financial Instruments

The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of June 30, 2005.

            Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NOTE 2  -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Net (Loss) Per Share of Common Stock

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.

The following table sets forth the computation of basic and diluted earnings per share:

For the six
months ended
June 30, 2005

Net loss	$(9,325)

Weighted average common shares
outstanding (Basic)	10,128,619

Options	-
Warrants	-

Weighted average common shares
outstanding (Diluted)	10,128,619

All dilutive securities were not included in the calculation of dilutive earnings per share because the effect would be anti-dilutive when the Company has incurred a loss from operations.  The Company currently has no potentially dilutive securities outstanding.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NOTE 2  -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Stock-Based Compensation

Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations.  The Company provides the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations.  Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and the Company adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure," an amendment of SFAS No. 123.

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method.  Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  Fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete.  The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NOTE 2  -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Recent Accounting Pronouncements

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, " FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its' results and financial position.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NOTE 3  -      STOCKHOLDERS' EQUITY

On October 13, 2004 the Company was formed with one class of common stock, par value $.001. The Company authorized 100,000,000 shares of common stock.

In November 2004, the Company issued 10,000,000 shares of stock to its officer for cash of  $10,000.

On February 22, 2005, the Company issued 260,000 shares of stock for cash of $26,000.

NOTE 4  -      GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the period September 29, 2004 (Inception) through June 30, 2005. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NEW DESIGN CABINETS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At June 30, 2005, deferred tax assets consist of the following:

Deferred tax assets                                    $         2,865

Less:  valuation allowance                                (2,865)

                                                                  $              -0-

At June 30, 2005, the Company had accumulated deficits during the development stage of  $9,551 available to offset future taxable income through 2021.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

NDCI's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  NDCI indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at NDCI's request as one of its officers or directors.  NDCI may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of NDCI's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, NDCI's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  NDCI has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,000
Transfer Agent, Printing and Engraving Costs	500
SEC Registration Fee	10
Accounting and Legal Fees	1,000
Total	$2,510

Recent Sales of Unregistered Securities

In October 2004, we issued 10,000,000 shares of our common stock to Kenneth P. Laurent, our founding shareholder and the sole officer and director, in exchange for cash in the amount of $10,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Mr. Laurent had fair access to and was in possession of all available material information about our company, as he is the sole officer and director of NDCI.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In January 2005, we completed an offering of our common stock to a group of private investors.  We issued 260,000 shares of its $0.001 par value common stock for cash at $0.10 per share to twenty three shareholders. This January 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about New Design Cabinets, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.  Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation filed on September 29, 2004 *
b) Bylaws adopted on September 30, 2004 *

5.	Opinion on Legality
Attorney Opinion Letter.

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Auditor.
* Incorporated by reference herein filed as exhibits the Company's Form SB-2 Registration Statement filed on April 14, 2005.

Undertakings

In this Registration Statement, NDCI is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, NDCI is registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, NDCI includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale, State of Arizona on August 11, 2005.

New Design Cabinets, Inc.
(Registrant)

By: /s/ Kenneth P. Laurent, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Kenneth P. Laurent	President, CEO and Director	August 11, 2005
Kenneth P. Laurent

/s/ Kenneth P. Laurent	Chief Financial Officer	August 11, 2005
Kenneth P. Laurent

/s/ Kenneth P. Laurent	Chief Accounting Officer	August 11, 2005
Kenneth P. Laurent